		Exhibit (21)
Subsidiaries of the registrant (As of December 31, 2023)
		Percentage
		of Voting
		Securities
		Owned by
	State of	Immediate
Name	Organization	Parent
OLD REPUBLIC INTERNATIONAL CORPORATION	Delaware	---
Old Republic General Insurance Group, Inc.	Delaware	100%
BITCO Corporation	Delaware	100%
BITCO General Insurance Corporation	Iowa	100%
BITCO National Insurance Company	Iowa	100%
BITCO Construction Group, Inc.	Delaware	100%
BITCO Construction Insurance Agency, Inc.	California	100%
BITCO Construction Insurance Agency of New York, Inc.	New York	100%
BITCO Security Assurance Company, IC	Vermont	100%
Old Republic Security Assurance Company	Illinois	100%
Brummel Brothers, Inc.	Illinois	100%
Employers General Insurance Group, Inc.	Delaware	100%
National General Agency, Inc.	Texas	100%
Inter West Assurance, Ltd.	North Carolina	100%
Old Republic Accident & Health, Inc.	Delaware	85%
Old Republic Accident & Health Security Assurance Company, IC	Vermont	100%
Old Republic Aerospace, Inc.	Delaware	100%
Old Republic Excess & Surplus, Inc.	Delaware	85%
Old Republic Excess & Surplus Assurance Company, IC	Vermont	100%
ORI Great West Holding, Inc.	Delaware	100%
Great West Casualty Company	Nebraska	100%
Joe Morton & Sons, Inc.	Nebraska	100%
Old Republic Allied Management Company	Delaware	100%
Old Republic General Insurance Corporation	Illinois	100%
ORHP Management Company	Illinois	100%
Old Republic Home Protection Company, Inc.	California	100%
Old Republic Home Protection Services, Inc.	Illinois	100%
Old Republic Inland Marine, Inc.	Delaware	100%
Old Republic Inland Marine Company, IC	Vermont	100%
Old Republic Insurance Company	Pennsylvania	100%
Old Republic Lawyers Specialty Insurance, Inc.	Delaware	85%
Old Republic Lawyers Specialty Insurance Company, IC	Vermont	100%
Old Republic Mercantile Insurance Company	Vermont	100%
Old Republic Professional Liability, Inc.	Delaware	100%
Old Republic Residual Market Services, Inc.	Delaware	100%
Old Republic Residual Market Insurance Company	North Carolina	100%
Old Republic Risk Management, Inc.	Delaware	100%
Old Republic Security Holdings, Inc.	Delaware	100%
Old Republic Insured Automotive Services, Inc.	Oklahoma	100%
Minnehoma Automobile Association, Inc.	Florida	100%
Old Republic Specialty Insurance Underwriters, Inc.	Delaware	100%
Old Republic Specialty Insurance Company, IC	Vermont	100%
Old Republic Surety Group, Inc.	Delaware	100%
Old Republic Surety Company	Wisconsin	100%
Old Republic Union Insurance Company	Illinois	100%

		Exhibit (21)
Subsidiaries of the registrant (As of December 31, 2023)
		Percentage
		of Voting
		Securities
		Owned by
	State of	Immediate
Name	Organization	Parent
Old Republic General Insurance Group, Inc. (continued)
PMA Companies, Inc.	Pennsylvania	100%
Pennsylvania Manufacturers Association Insurance Company	Pennsylvania	100%
Pennsylvania Manufacturers Indemnity Company	Pennsylvania	100%
Manufacturers Alliance Insurance Company	Pennsylvania	100%
PMA Holdings, Ltd.	Bermuda	100%
Pennsylvania Manufacturers International Insurance, Ltd.	Bermuda	100%
Mid Atlantic States Investment Company	Delaware	100%
PMA Insurance SPC	Cayman Islands	100%
PMA Management Corp.	Pennsylvania	100%
PMA Management Corp. of New England, Inc.	Connecticut	100%
Reliable Canadian Holdings, Ltd.	Federal (Canada)	100%
D.I.S.C.C. Enterprise, Ltd.	British Columbia (Canada)	100%
Reliable Life Insurance Company	Federal (Canada)	100%
Old Republic Insurance Company of Canada	Federal (Canada)	100%
Republic Credit Indemnity Companies, Inc.	Delaware	100%
Republic Credit Indemnity Company	Illinois	100%
Republic Equity Credit Services, Inc.	Illinois	100%
Republic Insured Credit Services, Inc.	Delaware	100%

Old Republic Title Insurance Group, Inc.	Delaware	100%
Old Republic National Title Holding Company	Delaware	100%
Old Republic Title Insurance Companies, Inc.	Delaware	100%
American Guaranty Title Insurance Company	Oklahoma	100%
Mississippi Valley Title Insurance Company	Mississippi	100%
Old Republic National Title Insurance Company	Florida	100%
Old Republic Title Companies, Inc.	Delaware	100%
Old Republic Eastern Title, Inc.	Delaware	100%
Compass Abstract, Inc.	Pennsylvania	100%
Genesis Abstract, LLC	Pennsylvania	38%
L.T. Service Corp.	New York	100%
Lex Terrae, Ltd.	New York	100%
Lex Terrae National Title Services, Inc.	New Jersey	100%
Mississippi Valley Title Services Company	Mississippi	100%
Old Republic Title Company of Tennessee	Tennessee	100%
Sentry Abstract Company	Pennsylvania	100%
Troon Management Corporation	Pennsylvania	100%
Old Republic Central Title, Inc.	Delaware	100%
American First Title & Trust Company	Oklahoma	100%
Lenders Inspection Company	Oklahoma	80%
Old Republic Title Company of Conroe	Texas	100%
Old Republic Title Company of Oklahoma	Oklahoma	100%
Old Republic Title Company of St. Louis, Inc.	Missouri	100%
Old Republic Western Title, Inc.	Delaware	100%
Old Republic Title Holding Company, Inc.	California	100%
Mara Escrow Company	California	100%

		Exhibit (21)
Subsidiaries of the registrant (As of December 31, 2023)
		Percentage
		of Voting
		Securities
		Owned by
	State of	Immediate
Name	Organization	Parent
Old Republic Title Insurance Group, Inc. (continued)
Old Republic Escrow of Vancouver, Inc.	Washington	100%
Old Republic Title and Escrow of Hawaii, Ltd.	Hawaii	100%
Old Republic Title Company	California	100%
Old Republic Title Company of Nevada	Nevada	100%
Old Republic Title Company of Oregon	Oregon	100%
Old Republic Title Information Concepts, Inc.	California	100%
Old Republic Title Insurance Agency, Inc.	Arizona	100%
Old Republic Title, Ltd.	Delaware	100%
Old Republic National Title Services, Inc.	Delaware	100%
Old Republic Diversified Services, Inc.	Minnesota	100%
Old Republic Exchange Company	California	100%
Attorneys’ Title Fund Services, LLC	Florida	100%
Old Republic Title Tech Companies, Inc.	Delaware	100%
eRecording Partners Network, LLC	Minnesota	80%
iMarc, Inc.	New Hampshire	100%
RQ Holdings, Inc.	Texas	100%
RamQuest Software, Inc.	Texas	100%
Guardian Consumer Services, Inc.	Texas	99%

Republic Financial Indemnity Group, Inc.	Delaware	100%
RMIC Companies, Inc.	Delaware	100%
Republic Mortgage Insurance Company	North Carolina	100%
Republic Mortgage Assurance Company	Florida	100%
Republic Mortgage Guaranty Insurance Corporation	North Carolina	100%
RMIC Corporation	North Carolina	100%

Old Republic Life Insurance Group, Inc.	Delaware	100%
Old Republic Life Insurance Company	Illinois	100%

Old Republic National Services Group, Inc.	Illinois	100%
Owns minor subsidiaries & affiliates	Various	100%

American Business & Mercantile Insurance Mutual, Inc.	Delaware	*
Inter Capital Group, Inc.	Delaware	100%
Inter Capital Company of Chicago	Delaware	100%
Inter Capital Realty Corporation	Delaware	100%

* Owned by its policyholders